Exhibit No.  EX-99.p.1
                                 CODE OF ETHICS

                                       OF

                                THE BERWYN FUNDS

PREAMBLE

    This Code of Ethics is being adopted in compliance with the requirements of Rule 17j-1 (the Rule) adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940 (the Act) to effectuate the purposes and objectives of that Rule. The Rule makes it unlawful for certain persons, including any officer or trustee of The Berwyn Funds, in connection with the purchase or sale by such person of a security held or to be acquired by any portfolio series of The Berwyn Funds (The Berwyn Funds Trust has 2 portfolio series, The Berwyn Fund and Berwyn Income Fund, and the Trust and its series shall be termed the Fund):

     1.   To employ a device, scheme or artifice to defraud the Fund;
     2. To make to the Fund any untrue statement of a material fact, or omit to state to the Fund a material fact, necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;
     3. To engage in any act, practice or course of business which operates, or would operate, as a fraud or deception upon the Fund; or
     4.   To engage in a  manipulative  practice  with respect to the Fund.
          This Rule also requires that the Fund and The Killen Group adopt a written code of ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and shall use reasonable diligence, and institute procedures reasonably necessary, to prevent violation of the code.

    Set forth below is the Code of Ethics adopted by the Board of Trustees of the Fund in compliance with the Rule. This Code of Ethics is based upon the principle that the trustees and officers of the Fund owe a fiduciary duty to, among others, the shareholders of the Fund, to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of investment clients;

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(ii) taking inappropriate advantage of their position with the Fund; and
(iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

1.  DEFINITIONS
    a. A security is "being considered for purchase or sale" or is "being purchased or sold" when a recommendation to purchase or sell the security has been made by the investment committee of the Adviser and communicated to the trading desk, which includes when the Fund has a pending "buy" or "sell" order with respect to a security, and, a recommendation includes when a security is under consideration by the investment committee of the Adviser as a candidate for purchase or sale. b."Beneficial ownership" shall be as defined in, and interpreted in the same manner as it would be in, determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household. c."Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. d."Purchase or sale of a security" includes the writing of an option to purchase or sell a security. e."Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include securities issued by the government of the United States or by federal agencies and which are direct obligations of the United States, banker's acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies. f."Disinterested Trustee" means a Trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Act. g."Actual Knowledge" means knowledge that an individual possesses or knowledge that an individual may reasonably be expected to acquire in the performance of their duties.

2.  PROHIBITED TRANSACTIONS
    a. No trustee or officer of the Fund shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 set forth above. b.No trustee or officer of the Fund shall:
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      (1)purchase or sell,  directly or indirectly,  any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale, such security was being considered for purchase or sale or was purchased or sold by the Fund during the seven calendar days  prior  to or  after  the  transaction  of the  trustee  or  officer.
      (2)disclose to other persons the securities activities engaged in or contemplated for the Fund; (3)seek or accept anything of value, either directly or indirectly, from broker-dealers or other persons providing services to the Fund because of such person's association with the Fund.
      For  the   purposes  of  this   provision,   the   following   gifts  from
      broker-dealers or other persons providing services to the Fund will not be considered to be in violation of this section:
           (i)  an occasional meal;
          (ii) an occasional ticket to a sporting event, the theater or comparable entertainment; (iii) a holiday gift of fruit or other foods, provided, however, that such gift is made available to all members of the recipient's department.

      (4)acquire any securities in an initial public offering. (5)purchase any securities in a private placement without prior approval of the Compliance Officer or other officer designated by the Board of Trustees. Any person authorized to purchase securities in a private placement shall disclose that investment when they play a part in any subsequent consideration by the Fund of an investment in the issuer. In such circumstances, the Fund's decision to purchase securities of the issuer shall be subject to independent review by the Fund's officers with no personal interest in the issuer.

      (6) serve on the board of directors of any publicly traded company without prior authorization of the Chairman and/or President of the Fund. Any such authorization shall be based upon a determination that the board service would be consistent with the interest of the Fund and its shareholders.

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3.  EXEMPTED TRANSACTIONS
    a.The  prohibitions  of Section  2(b) shall not apply to: (1)  purchases  or sales effected in any account over which the employee has no direct or indirect influence or control; (2) purchases or sales which are non-volitional on the part of either the officer or trustee of the Fund;
      (3) purchases which are part of an automatic dividend reinvestment plan; and (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

4.  COMPLIANCE PROCEDURES
    a.Disclosure of Personal Holdings
      All officers and trustees, with the exception of the Disinterested Trustees, shall disclose to the Compliance Officer all personal securities holdings upon commencement of employment. This initial report shall be made on the form attached as Exhibit A. All officers and trustees, with the exception of the Disinterested Trustees, shall be required to follow the procedures listed in this paragraph. If an officer or trustee has a brokerage account, copies of trade confirmations and monthly statements shall be sent to the Compliance Officer. An officer or trustee shall be required to obtain pre-clearance for all securities transactions from the Compliance Officer. The officer or trustee shall submit a request for clearance in writing listing the details of the proposed transaction, such as the name of the security, type of transaction, amount of the security involved in the transactions, and the broker-dealer that will be used. The Compliance Officer will respond in writing within 24 hours of receipt of the request. In the absence of the Compliance Officer, the request is to be submitted to the Chief Operating Officer of the Fund's adviser.

    b.Certification of Compliance with Code of Ethics
      (1) Every officer and trustee, with the exception of Disinterested Trustees, shall certify annually that:

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            (i) they have read and  understand  the Code of Ethics and recognize that they are subject thereto;
            (ii) they have complied with the requirements of the Code of Ethics; and
            (iii) they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics.
      The annual report shall be made on the form attached as Exhibit B.

    c.Reporting Requirements - Disinterested Trustees (1) Each trustee who is not an "interested person" of the Fund as defined in the Act shall report a transaction in a security if the trustee knew or may reasonably be expected to know that the security was in the portfolios of the Fund. A disinterested trustee shall obtain clearance for a transaction in a security if such trustee knew or may reasonably be expected to know that such security was being considered for purchase or sale or was being purchased or sold by the Fund. The procedure for obtaining clearance of a transaction shall be the same as the procedure outlined in 4(a) of this Code for officers and interested trustees. Reports under this paragraph will include the information described in sub-paragraph (2) of this section. (2) Reports required to be made under this Paragraph (c) shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. Every officer and trustee shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the form attached hereto as Exhibit C or on any other form containing the following information:
            (i) the date of the transaction, the title and the number of shares, and the principal amount of each security involved;
           (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
          (iii)      the price at which the transaction was effected; and
           (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

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    d.Conflict of Interest
      Every officer and trustee shall notify the Compliance Officer of any personal conflict of interest relationship which may involve the Fund, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any client of the Fund. Such notification shall occur in the pre-clearance process.

5. REPORTING OF VIOLATIONS TO THE BOARD OF TRUSTEES a.The Compliance Officer shall promptly report to the Board of Trustees:
      (1)all apparent violations of this Code of Ethics and the reporting requirements thereunder; and (2)any reported transaction in a security which was purchased or sold by the Fund or is being considered for purchase or sale.
    b.The Board of Trustees, or a Committee of Trustees created by the Board of Trustees for that purpose, shall consider reports made to the Board of Trustees hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

6.  SANCTIONS
    Upon discovering a violation of this Code, the Board of Trustees may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

7.  RETENTION OF RECORDS
    This Code of Ethics, a copy of each report made by an officer or trustee hereunder, each memorandum made by the Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Fund as required under Rule 17j-1.


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                                                                       Exhibit A
                                THE BERWYN FUNDS

                                 CODE OF ETHICS

                                 INITIAL REPORT


To the Compliance Officer of The Berwyn Funds (the Fund) :
      1.I have read and understand the Code and recognize that I am subject to
it.
      2.Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund such as any economic relationship between my transactions and securities held or to be acquired by the Fund.
      3.As of the date below I have a direct or indirect beneficial ownership in the securities which are listed below or in the attached brokerage statement(s). (If not applicable, please state in the space below.):
                                               Type of Interest
Name of Security               Number of shares                  (Direct or
indirect)



      4.I have direct or indirect ownership of a brokerage account(s) maintained at ________________________________________( insert name of brokerage firm). I understand that in compliance with the Code I must have copies of my brokerage trade confirmations and monthly statements sent to the Compliance Officer.


Date:_____________________     ____________________________________
                               Signature
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                               Print Name
                               ------------------------------------
                               Title


Note:  Please use reverse side if more space is needed for any answer.


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                                                                       Exhibit B
                                THE BERWYN FUNDS

                                 CODE OF ETHICS

                                  ANNUAL REPORT


To the Compliance Officer of The Berwyn Funds (the Fund):
      1.I have read and understand the Code and recognize that I am subject to it.
      2.I hereby certify that, during the year ended December 31, 19___, I have complied with the requirements of the Code. I have supplied reports of all securities transactions required to be reported pursuant to the Code and have reported any new brokerage accounts required by the Code.
      3.Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund such as any economic relationship between my transactions and securities held or to be acquired by the Fund.


Date:_____________________     ____________________________________
                               Signature
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                               Print Name
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                               Title



















                                                                       Exhibit C

                                THE BERWYN FUNDS

                         SECURITIES TRANSACTIONS REPORT

              FOR THE CALENDAR QUARTER ENDED ___________________


To the Compliance Officer of The Berwyn Funds (the Fund):
      During the quarter I had no transactions, either direct or indirect, required to be reported pursuant to the Code of Ethics. I also have opened no brokerage accounts required to be reported that have not heretofore been reported to the Compliance Officer.

      The foregoing excludes transactions with respect to which I had no direct or indirect influence or control and other transactions not required to be reported.

      Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Fund.



Date:_____________________     ____________________________________
                               Signature
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                               Print Name
                               ------------------------------------
                               Title